UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.	Changes in Control of Registrant.

According to Amendment No. 16 to the Schedule 13D/A filed on May 25, 2022 by TotalEnergies SE (“Amendment 16”), on May 24, 2022, TotalEnergies Solar Intl SAS (“TotalEnergies Solar” and together with TotalEnergies Gaz & Electricité Holdings France SAS, the “Sellers”) agreed to sell 50% less one unit of the equity interests in Sol Holding, LLC (“HoldCo”) to GIP III Sol Acquisition, LLC (“Purchaser” and such transaction, the “Transaction”). According to Amendment No. 16, HoldCo is the record holder of 87,955,456 shares of Common Stock of SunPower Corporation (the “Company”), par value $0.001 (the “Common Stock”), and Sellers and Purchaser have certain governance rights related to HoldCo, including without limitation with respect to the exercise of director nomination rights held by the Reporting Persons (as defined in Amendment 16) with respect to the board of directors of the Company.

According to Amendment No. 18 to the Schedule 13D/A filed by TotalEnergies SE on September 15, 2022 (“Amendment 18”), following the closing of the Transaction on September 12, 2022 (the “Closing”), and certain transfers described in Amendment No. 17 to the Schedule 13D/A filed by TotalEnergies SE on August 18, 2022, TotalEnergies SE, TotalEnergies Gestion USA SARL, TotalEnergies Holdings USA, Inc., TotalEnergies Delaware, Inc., TotalEnergies Renewables USA, LLC (“TotalEnergies Renewables”) and Sol Holding, LLC may be deemed to beneficially own 87,955,456 shares of Common Stock, representing 50.5% of the Common Stock outstanding as of July 29, 2022. Following the Closing, according to the Schedule 13D/A (the “Schedule 13D/A”) filed by Global Infrastructure Investors III, LLC (“Global Investors”) on September 15, 2022, Global Investors, Purchaser, GIP III Sol Holdings L.P. and Global Infrastructure GP III, L.P. also may be deemed to beneficially own 87,955,456 shares of Common Stock by virtue of Purchaser’s governance rights related to HoldCo.

According to Amendment 18, in connection with the completion of the Transaction, TotalEnergies Renewables, Purchaser and HoldCo entered into a Letter Agreement, dated as of September 12, 2022 (the “Letter Agreement”) concerning certain governance rights with respect to HoldCo and the Common Stock held directly by HoldCo. Specifically, according to Amendment 18, TotalEnergies Renewables and Purchaser have agreed to, among other things, take all actions necessary to cause HoldCo to designate and elect to the Company’s board of directors such individuals as HoldCo is entitled to appoint pursuant to the Affiliation Agreement (as defined therein); provided, however, that for so long as HoldCo is entitled to appoint at least five directors to the Company’s board of directors, Purchaser shall have the right to appoint two of such five directors.

According to Amendment 18, the Letter Agreement also contains certain provisions on voting and on the transfer of HoldCo LLC interests (“Units”) and Common Stock. According to Amendment 18, these provisions include: (x) a prohibition on the transfer of Units for (i) one year after the closing of the Transaction or (ii) in a manner that violates the transfer restrictions contained in the Affiliation Agreement; (y) certain rights of first offer and tag-along rights in the event of any proposed transfer of any Units; and (z) provisions governing any potential take private transaction of the Company or similar transaction.

The Company is filing the aforementioned disclosure under Item 5.01 of Form 8-K in light of the disclosures in Amendment 16 and Amendment 18, filed by TotalEnergies SE and the Schedule 13D/A, filed by Global Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: September 15, 2022	By:	/S/ JENNIFER RAPPOPORT COLIMON
	Name:	Jennifer Rappoport Colimon
	Title:	Interim General Counsel and Corporate Secretary